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                                  SUCCESSORIES

                               Successories, Inc.
SI 759                 INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS
                                                             CUSIP 864591 10 2


THIS CERTIFIES THAT

                                    NAME
                                    ADDRESS
                                    CITY, STATE

IS THE OWNER OF                                         No. of shares

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, OF THE
PAR VALUE OF $.01 PER SHARE, OF

                               SUCCESSORIES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.

         IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

    ----------------------                      ---------------------
          SECRETARY                                   PRESIDENT